UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 29, 2019

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1- Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreement

Effective March 1, 2019, the Company completed its acquisition of CannaKorp, a Delaware corporation (“CannaKorp”), pursuant to the terms and conditions of the Agreement and Plan of Share Exchange (“Exchange Agreement”) dated January 25, 2019 with CannaKorp and David Manly, as Stockholder Representative. The general terms and conditions of the Exchange Agreement were described previously in the Company’s report on Form 8-K filed on January 29, 2019, which included a copy of the Exchange Agreement as an exhibit thereto.

CannaKorp will continue its business operations as a subsidiary of the Company.

Section 3- Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Under the terms of the Exchange Agreement referred to in Item 1.01 of this Report, the Company issued 30,407,712 shares of its common stock (“Shares”) to the exchanging CannaKorp shareholders. The Shares were issued pursuant to the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (“1933 Act”) at Section 4(a)(2), Regulation D Rule 506 thereunder and under Regulation S for offers and sales outside the United States to non-U.S. Persons, as defined in Regulation S.

Item 7.01	Regulation FD Disclosure

On March 5, 2019, the Company issued a press release announcing the closing of the Exchange Agreement. The press release is included as an exhibit to this Report.

Section 9- Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 5, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: March 5, 2019	By: /s/ Rubin Schindermann
Chief Executive Officer